Exhibit 99.1

GulfMark Offshore, Inc. November 2010 Investor Relations Presentation

Cautionary Statement Regarding Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: the price of oil and gas and its effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2009. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved. .. NYSE: GLF www.GulfMark.com Forward-Looking Statements

Long-Term Revenue & EBITDA (In Millions of Dollars) * Note: Adjusted for Special Items, See Supporting Information at the end of this Presentation; TTM reflects Trailing Twelve Months.

4 Geographic Revenue Diversification Revenue Breakout by Region - Trailing Twelve Months as of September 30, 2010

North Sea Regional Total of 25 Owned Vessels 21 PSVs, 3 AHTS, and 1 SpV Vessels Expanding "Managed" Fleet Largest Operator of PSVs in the North Sea Operations Include Activities in India, Mediterranean, Africa, and Trinidad Spearheading HSE & Training Initiatives High Level of Long-Term Contract Cover

Americas Regional Total of 35 Owned Vessels Mexico - 2 AHTS Vessels and 1 Crewboat Brazil - 3 Large PSVs, 4 PSVs, 1 SpV and 1 AHTS Gulf of Mexico / Trinidad - 8 Deep Water PSVs, 8 Deep Shelf PSVs, and 7 Fast Supply / Crew Boats Second Largest Owner of Dynamic Positioning (DP2) Vessels in the U.S. Gulf of Mexico Average Fleet Age of 4.7 years

Southeast Asia Regional Total of 14 Owned Vessels 11 AHTS Vessels and 3 PSVs Average Fleet Age of 5.2 years Excess of 75% EBITDA Margins for 2007, 2008, 2009 and TTM as of September 30, 2010 Asia Pacific Region has the Most Resilient Year-over-Year and Sequential Monthly Rig Count Statistics Strong Regional Day Rate Trends * Note: TTM reflects Trailing Twelve Months.

Strong Customer Base Note: Percentages Based on Vessel Count as of October 26, 2010.

The GulfMark Fleet

GulfMark Fleet by Vintage Vessels Built in Year Vessels Built in Year Average Fleet Age at September 30, 2010 was 7.1 Years

Vessel Dispositions Demonstrate Long-Term Value Average Trailing Twelve Month (TTM) EBITDA Multiple of 2.93x

Last Two Vessels in Newbuild Program Took Final Delivery in June and July 2010 Both are 10,000 BHP AHTS Built by Remontowa in Poland

September 2010 Vessels built prior to January 1990. Vessels built or acquired between January 1990 and January 2000. Vessels built or acquired after January 2000. Young & Versatile Fleet Major Construction & Acquisition Programs Underway Since 2000

Financial Information

Quarter Ended September 30, 2010 (Dollars in Thousands)

Total Revenue in Backlog (Total Revenue in Thousands of Dollars) Dollars in Backlog

Consistent Reduction in Net Debt Position (dollars in thousands) Net-Debt to Total Book Capitalization Net-Debt Finalization of New-Build Program

Industry Leaders in HSE Performance & People Development Strong Demand for Modern Offshore Marine Equipment Global Presence and Operations Expertise Financial Stability & Flexibility to Pursue Opportunities Growth though Acquisition and New Construction Young, Versatile, High-Specification Fleet Investment Highlights

EBITDA is defined as net income (loss) before interest expense, net, income tax provision, and depreciation and amortization, which includes impairment. Adjusted EBITDA is calculated by adjusting EBITDA for certain items that we believe are non-cash or unusual, consisting of: (i) loss from unconsolidated ventures; (ii) minority interest; and (iii) other (income) expense, net. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to cash flow data, a measure of liquidity or an alternative to income from operations or net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are used by security analysts, investors and other interested parties in the evaluation of companies in our industry. However, since EBITDA and Adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Reconciliation of Adjusted EBITDA * Note: TTM reflects Trailing Twelve Months.